EXHIBIT 11(b)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to our Firm in the Statement of Additional Information in Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A of Fidelity Advisor Series I:
Fidelity Advisor TechnoQuant Growth Fund and Fidelity Advisor Growth & Income Fund under the heading "Auditor" in the Statement of Additional Information.

PRICE WATERHOUSE LLP
Boston, Massachusetts
October 27, 1997